UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2021

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

  (Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors

Item 5.02(b): Resignation of Yehuda “Judah” L. Angster as Board Member

On August 10, 2021, Yehuda “Judah” L. Angster notified the board of directors (the “Board”) of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) of his intention to resign from the Board, effective upon the election of his successor. Mr. Angster’s resignation does not involve any disagreement with the Company. On August 10, 2021, the Board accepted Mr. Angster’s resignation and elected Howard E. Friedman to fill a vacancy created by Mr. Angster’s resignation.

Item 5.02(d): Election of Howard E. Friedman as Board Member

On August 10, 2021, the Board elected Mr. Friedman to the Board to fill the vacancy created by Mr. Angster’s resignation. Mr. Friedman will serve as a member of the Board’s audit committee. As a non-employee director of the Company, Mr. Friedman will receive annual cash compensation of $40,000.

Mr.  Friedman is the Founding Partner of Lanx Management LLC, a hedge “fund of funds” founded in 2001. Mr. Friedman co-founded Watermark Press, Inc. in 1989 and served as its Publisher and Chief Executive Officer until 1998 when it was sold to Cendent Corp. Mr. Friedman is a director of Sinclair Broadcast Group, Inc. (NASDAQ: SBGI), where he has served since January 2015. Mr. Friedman also serves on the Compensation Committee and as the chair of the Nominating and Corporate Governance Committee of Sinclair Broadcast Group, Inc. From 2006 to 2010, Mr. Friedman served as President and then Chairman of the Board of the American Israel Public Affairs Committee (AIPAC). From 2010 to 2012, he served as the President of the American Israel Educational Foundation, the charitable arm of AIPAC. He is the past Chair of the Board of The Associated: Jewish Community Federation of Baltimore. From 2004 to 2017, Mr. Friedman served on the advisory board of Johns Hopkins Bloomberg School of Public Health. In 2007 and in 2009, Washington Life Magazine listed Mr. Friedman as one of the 100 most powerful people in Washington D.C. Mr. Friedman has served as President of the Baltimore Jewish Council and as President of JTA-The Global News Service of the Jewish People. He currently serves as the Honorary Chairman of the Board of the Union of Orthodox Jewish Congregations of America. In addition, Mr. Friedman serves on the boards of Touro College and University System, Talmudical Academy, and the Simon Wiesenthal Center.

Mr. Friedman does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or an executive officer. Mr. Friedman does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K. There is no arrangement or understanding between Mr. Friedman and any other person pursuant to which Mr. Friedman was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: August 16, 2021	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Principal Accounting Officer

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